As filed with the Securities and Exchange Commission on March 10, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3240619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

58 South Service Road Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

THE HAIN CELESTIAL GROUP, INC.

Amended and Restated 2002 Long Term Incentive and Stock Award Plan

(Full title of the plan)

Irwin D. Simon

Chairman of the Board,

President and Chief Executive Officer

The Hain Celestial Group, Inc.

58 South Service Road

Melville, New York 11747

(Name and address of agent for service)

(631) 730-2200

(Telephone number, including area code, of agent for service)

Copy to:

Roger Meltzer, Esq.

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	1,700,000 shares (3)	$29.34	$49,878,000	$5,790.84

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant’s common stock reported on the Nasdaq Global Select Market on March 8, 2011. The registration fee is calculated only with respect to the additional securities registered on this Registration Statement.
(3)	Represents additional shares of Common Stock issuable pursuant to The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

EXPLANATORY NOTE

The Hain Celestial Group, Inc. (“Hain” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,700,000 shares of common stock authorized for issuance under the Registrant’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”). A registration statement on Form S-8 (File No. 333-102017) was filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2002, covering the registration of 1,600,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-111881) was filed with the Commission on January 13, 2004, covering the registration of an additional 1,500,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-140180) was filed with the Commission on January 24, 2007, covering the registration of an additional 2,750,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-158357) was filed with the Commission on April 1, 2009, covering the registration of an additional 600,000 shares of common stock authorized for issuance under the 2002 Plan. A registration statement on Form S-8 (File No. 333-166773) was filed with the Commission on May 12, 2010, covering the registration of an additional 2,100,000 shares of common stock authorized for issuance under the 2002 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 1,700,000 shares of common stock under the 2002 Plan. Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 333-102017, 333-111881, 333-140180, 333-158357 and 333-166773) are incorporated herein by reference. The current registration of 1,700,000 shares will increase the number of shares of common stock registered under the 2002 Plan from 8,550,000 shares to 10,250,000.

EXHIBITS

The following exhibits are filed as part of this Registration Statement:

4.1	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (1)

4.2	Amended and Restated Certificate of Incorporation (2)

4.3	Specimen of common stock certificate (3)

5.1	Legal opinion of DLA Piper LLP (US) +

23.1	Consent of Ernst & Young LLP +

23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

(1)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant with the Commission on November 22, 2010 and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-33830) filed by the Registrant with the Commission on April 24, 2000 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-33830) filed by the Registrant with the Commission on April 24, 2000 and incorporated herein by reference.
+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on March 10, 2011.

THE HAIN CELESTIAL GROUP, INC.

By:	/S/ IRA. J. LAMEL
Name:	Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed as of March 9, 2011, by the following persons in the capacities indicated.

Name	Title

/S/ IRWIN D. SIMON	Chairman of the Board, President and Chief Executive Officer
Irwin D. Simon	(Principal Executive Officer)

/S/ IRA J. LAMEL	Executive Vice President and Chief Financial Officer
Ira J. Lamel	(Principal Financial Officer)

/S/ MICHAEL J. SPEILLER	Senior Vice President and Chief Accounting Officer
Michael J. Speiller	(Principal Accounting Officer)

/S/ BARRY J. ALPERIN	Director
Barry J. Alperin

/S/ RICHARD C. BERKE	Director
Richard C. Berke

/S/ JACK FUTTERMAN	Director
Jack Futterman

/S/ MARINA HAHN	Director
Marina Hahn

/S/ BRETT ICAHN	Director
Brett Icahn

/S/ ROGER MELTZER	Director
Roger Meltzer

/S/ DAVID SCHECHTER	Director
David Schechter

/S/ LEWIS D. SCHILIRO	Director
Lewis D. Schiliro

/S/ LAWRENCE S. ZILAVY	Director
Lawrence S. Zilavy

INDEX TO EXHIBITS

4.1	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (1)

4.2	Amended and Restated Certificate of Incorporation (2)

4.3	Specimen of common stock certificate (3)

5.1	Legal opinion of DLA Piper LLP (US) +

23.1	Consent of Ernst & Young LLP +

23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

(1)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant with the Commission on November 22, 2010 and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-33830) filed by the Registrant with the Commission on April 24, 2000 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-33830) filed by the Registrant with the Commission on April 24, 2000 and incorporated herein by reference.
+	Filed herewith.